UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2013 (September 10, 2013)

TRANS ENERGY, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-23530	93-0997412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Second Street, P.O. Box 393, St. Mary’s, West Virginia 26170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD.

On September 10, 2013, Trans Energy, Inc. presented at the Rodman & Renshaw Annual Global Investment Conference 2013 being held at the Millennium Broadway Hotel in New York, New York. Speaking on behalf of Trans Energy were Stephen P. Lucado, Chairman of the Board, and John G. Corp, President.

The presentation focused on the company’s development efforts in the Marcellus Shale, specifically in Marion, Marshall, Tyler and Wetzel counties in Northern West Virginia. The presentation covered the following topics:

*	General information about Trans Energy, Inc.

*	Discussion of drilling results

*	Production history and future drilling plans

*	Wet gas economics

*	SEC Reserves

*	Debt financing – Credit Agreement

*	Other information

Persons desiring a copy of the presentation made at the Rodman & Renshaw Annual Global Investment Conference 2013 or additional information may visit Trans Energy’s website at http://www.transenergyinc.com.

Also attached as an exhibit is a press release issued by Trans Energy.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS ENERGY, INC.

Date: September 16, 2013	By	/s/ John S. Tumis
John S. Tumis
Chief Financial Officer